UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

September 30, 2020

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania	15203-2329
(Address of principal executive offices)	(Zip Code)

(412) 432-3300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2020, American Eagle Outfitters, Inc. (the “Company”) announced the appointment, effective October 1, 2020, of Steven A. Davis to the Company’s Board of Directors as a Class I director, with a term expiring at the Company’s 2023 Annual Meeting. This appointment expands the Company’s Board to nine directors. Mr. Davis has been appointed to serve on the Audit Committee.

Mr. Davis will receive compensation for his service on the Board consistent with the Company’s current non-employee director compensation program, a description of which is set forth on page 31 of the Company’s definitive proxy statement filed on April 22, 2020. The Board also approved (i) the grant to Mr. Davis of an equity award in fully vested shares of the Company’s common stock with a fair market value of $37,500, subject to the terms of the Company’s 2020 Stock Award and Incentive Plan, and (ii) $21,250 representing a pro rata Board and committee cash retainer amount. Mr. Davis is expected to enter into the Company’s standard form of indemnification agreement with the Company which, subject to certain exceptions, generally provides that the Company will indemnify him, to the fullest extent permitted by law, in connection with any claims, suits or proceedings arising as a result of service as a director of the Company or any subsidiary of the Company, including against third-party claims and proceedings brought by or in right of the Company.

Mr. Davis is the former Chairman and Chief Executive Officer of Bob Evans Farms. He previously served in a variety of executive and management roles with YUM! Brands and Kraft General Foods. There are no arrangements or understandings between Mr. Davis and any other person pursuant to which Mr. Davis was appointed as a director, and there are no transactions between Mr. Davis and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

September 30, 2020	By:	/s/ Stacy Siegal
Stacy Siegal
Executive Vice President and General Counsel